UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 29, 2011
CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
CSC HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 803-2300
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement
On March 29, 2011, Cablevision Systems Corporation (“Cablevision”) entered into a new employment agreement (the “Employment Agreement”) with Gregg G. Seibert, its Executive Vice President. The Employment Agreement replaces Mr. Seibert’s prior employment agreement that was set to expire on January 20, 2012, and the new agreement will terminate on December 31, 2016 (the “Scheduled Expiration Date”).
The Employment Agreement provides for a minimum annual base salary of $1,500,000, subject to annual review and potential increase in the discretion of the Compensation Committee of the Board of Directors of Cablevision (the “Committee”). Mr. Seibert is also eligible to participate in Cablevision’s discretionary annual bonus program with an annual target bonus opportunity equal to 150% of salary. The decision of whether or not to pay a bonus, and the amount of that bonus, if any, is made by the Committee in its sole discretion. Mr. Seibert is also eligible to participate in such equity and other long-term incentive programs that are made available to similarly situated executives at Cablevision. For example, in calendar year 2011, Mr. Seibert will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $5,000,000, as determined by the Committee in its discretion. Both types of awards are expected to be subject to three year cliff vesting. Any such awards would be subject to actual grant to Mr. Seibert by the Committee, would be pursuant to the applicable plan document and would be subject to terms and conditions established by the Committee at its sole discretion. Mr. Seibert remains eligible for Cablevision’s standard benefit programs subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans.
If, prior to the Scheduled Expiration Date, Mr. Seibert’s employment with Cablevision is terminated (i) by Cablevision (other than for Cause (as defined in the Employment Agreement)) or (ii) by Mr. Seibert for Good Reason (as defined in the Employment Agreement) (other than if Cause then exists) then, subject to Mr. Seibert’s execution of a separation agreement (including, without limitation, non-compete (limited to one year), non-disparagement, non-solicitation, confidentiality, and further cooperation obligations and restrictions on Mr. Seibert as well as a general release by Mr. Seibert of Cablevision and its affiliates) (a “Separation Agreement”), Cablevision will provide Mr. Seibert with the following benefits and rights:
a)	a severance payment in an amount determined at the discretion of Cablevision, but in no event less than two times the sum of Mr. Seibert’s annual base salary and annual target bonus as in effect at the time of termination of employment;

b)	a prorated bonus for the year in which the termination occurred, payable at the same time as such bonuses are paid to similarly situated employees and based on his then current annual target bonus as well as Cablevision and his business unit performance as determined by Cablevision in its sole discretion, but without adjustment for his individual performance, plus any unpaid annual bonus for the year prior to the year in which the termination occurred;

c)	each of his outstanding long-term cash awards granted under the plans of Cablevision will immediately vest in full and will be payable at the same time such awards are payable to other employees of Cablevision and the payment amounts of such awards will be to the same extent that similarly situated executives at Cablevision receive payment as determined by the Committee (and subject to the satisfaction of any applicable performance criteria), provided that any more favorable provisions of Mr. Seibert’s existing award agreements will apply to the treatment of such awards following a “going private transaction” (as defined in the award agreements) and following a “change in control” (as defined in the award agreements), his outstanding awards will be paid at such time as such awards are paid to active employees of Cablevision, if such time is earlier than they otherwise would have been paid to him;

d)	each of his outstanding restricted stock or restricted stock unit awards granted under the plans of Cablevision will continue to vest in accordance with their original vesting schedules and payments or deliveries will be made on the original vesting date (or, in the case of restricted stock units, on the original distribution date); and

e)	each of his outstanding stock options and stock appreciation awards under the plans of Cablevision will continue to vest in accordance with their original vesting schedule and he will have the right to exercise the awards for the remainder of their terms.
If Mr. Seibert ceases to be an employee of Cablevision prior to the Scheduled Expiration Date as a result of his death or physical or mental disability and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of the Separation Agreement, Mr. Seibert or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth in (b), (d) and (e) in the preceding paragraph, and each of his outstanding long-term cash awards will immediately vest in full and will be payable on the 90th day after the termination of employment.
If after the Scheduled Expiration Date, Mr. Seibert’s employment with Cablevision is terminated for any reason by him on at least twelve months prior written notice to Cablevision and at the time of any such termination, Cause does not exist, then, subject to his execution of the Separation Agreement, Mr. Seibert will be provided with the benefits and rights set forth above in (b) through (e) of the next preceding paragraph.
Upon the termination of Mr. Seibert’s employment with Cablevision, except as otherwise specifically provided in the Employment Agreement, any outstanding equity or cash incentive awards will be treated in accordance with their terms.
The above description is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Aircraft Time Sharing Agreement
Also on March 29, 2011, Mr. Seibert entered into an aircraft time sharing agreement with a subsidiary company of Cablevision that holds Cablevision’s interest in the aircraft, pursuant to which Mr. Seibert may lease the aircraft from such subsidiary company for personal use. Mr. Seibert will pay for identified actual expenses of each flight conducted under the aircraft time sharing agreement in an amount not to exceed the maximum amount legally payable under Federal Aviation Administration rules.
A copy of the aircraft time sharing agreement is attached hereto as Exhibit 10.2 and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Letter Agreement, dated as of March 29, 2011, between Cablevision Systems Corporation and Gregg. G. Seibert.

10.2	Time Sharing Agreement, dated as of March 29, 2011, between CSC Transport IV, Inc. and Gregg G. Seibert.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Victoria D. Salhus
	Name:	Victoria D. Salhus
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: March 31, 2011
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)
By:	/s/ Victoria D. Salhus
	Name:	Victoria D. Salhus
	Title:	Vice President, Deputy General Counsel and Secretary

Dated: March 31, 2011